Exhibit 10.19

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of November 22, 2002, by and between Kana Software, Inc. (the "Borrower") and Silicon Valley Bank ("Bank").

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated July 10, 2000, as amended or modified from time to time, (the "Loan Agreement"). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Ten Million Dollars ($10,000,000). The Loan Agreement has been modified pursuant to, among other documents a Loan Modification Agreement dated December 28, 2001 pursuant to which, among other things the original principal amount of the Committed Revolving Line was decreased to Three Million Dollars ($3,000,000). The Loan Agreement has been recently modified pursuant to a Loan Modification Agreement dated March 22, 2002, pursuant to which, among other things, the original principal amount of the Committed Revolving Line increased to Four Million Dollars ($4,000,000). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Obligations."

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and Intellectual Property Security Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the "Security Documents". Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the "Existing Loan Documents".

3. DESCRIPTION OF CHANGE IN TERMS.

    Modification(s) to Loan Agreement.

    Section 6.10 entitled "Minimum Unrestricted Cash" is hereby amended in part to provided that Borrower will maintain at least $8,000,000 in unrestricted cash and cash equivalents with or through Bank at all times.

    The following defined terms under Section 13.1 entitled "Definitions" are hereby amended to read as follows:

"Committed Revolving Line" is an Advance of up to $5,000,000.

"Revolving Maturity Date" is November 21, 2003.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

  PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of Thirty Thousand Dollars ($30,000) ("Loan Fee") plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER: BANK:

KANA SOFTWARE, INC. SILICON VALLEY BANK

By: By:

Name: Name:

Title: Title: